CareView Communications, Inc. 8-K

Exhibit 10.5

CONSENT TO CREDIT AGREEMENT

CONSENT TO CREDIT AGREEMENT (this “Consent”), dated as of February 2, 2018, is entered into by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Holdings”), CAREVIEW COMMUNICATIONS, INC., a Texas corporation and a wholly-owned subsidiary of Holdings (the “Borrower”), and PDL INVESTMENT HOLDINGS, LLC (as assignee of PDL BioPharma, Inc.) (“PDL”), a Delaware corporation, in its capacity as lender (in such capacity, the “Lender”) and in its capacity as agent (in such capacity, the “Agent”).

W I T N E S S E T H

WHEREAS the Borrower, the Lender and the Agent have entered into that certain Credit Agreement dated as of June 26, 2015 (as amended, the “Credit Agreement”);

WHEREAS the Borrower has requested that the Lender consent to (i) the purchase by Holdings of all outstanding Capital Stock in each of the CareView Hillcrest JV and the CareView Saline JV not owned by Holdings on the Closing Date as described in Holdings’ Form 8-K filed with the Securities and Exchange Commission on February 2, 2017 (the “JV Stock Purchase 8-K”; and such purchase, the “JV Capital Stock Purchase”) and (ii) the issuance of a promissory note to Rockwell Holdings I, LLC (the “JV Seller”) in the aggregate principal amount of $1,113,785.84 as consideration for the JV Capital Stock Purchase in the form filed with the JV Stock Purchase 8-K (the “JV Promissory Note”), as set forth herein;

WHEREAS the Lender is willing to consent to each of the JV Capital Stock Purchase and the JV Promissory Note upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
DEFINITIONS

1.1           Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Consent, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Article II.
CONSENT AND COVENANT

2.1           Consents. Upon satisfaction of the conditions set forth in Article III hereof, and notwithstanding Sections 7.1 and 7.10 of the Credit Agreement, the Lender and the Agent hereby consent each of the JV Capital Stock Purchase and the JV Promissory Note.

2.2           Covenant. Concurrently with the execution of the definitive modification agreement (the “Modification Agreement”) contemplated by the Binding Forbearance Term Sheet entered into as of December 28, 2017 (the “Modification Term Sheet”), Holdings shall deliver to the Agent and the Lender an amendment to the JV Promissory Note in form and substance satisfactory to PDL in its sole discretion providing that the JV Seller shall agree to defer $50,000 of each $100,000 quarterly amortization payment due under the JV Promissory Note from January 1, 2018 through the termination of the “Modification Period” (as defined in the Modification Term Sheet or the Modification Agreement, whichever is then in effect).

Article III.
CONDITIONS TO EFFECTIVENESS

This Consent shall be and become effective on the date (the “Effective Date”) all of the conditions set forth in this Article III shall have been satisfied (or waived by the Agent and the Lender in its sole discretion in accordance with Section 10.1 of the Credit Agreement):

3.1           Counterparts. The Agent shall have received counterparts to this Consent duly executed by each of Holdings, the Borrower, the Lender and the Agent.

3.2           Representations and Warranties. After giving effect to this Consent, each representation and warranty by each Loan Party that is a party hereto contained herein or in any other Loan Document to which such Loan Party is a party, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Effective Date (or as of a specific earlier date if such representation or warranty expressly relates to an earlier date).

3.3           Event of Default. After giving effect to this Consent, no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default shall result from the execution and delivery of this Consent and the consummation of the transactions contemplated herein.

Article IV.
REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of Loan Parties. In order to induce the Agent and the Lender to enter into this Consent, each of Holdings and the Borrower hereby represents and warrants to the Agent and the Lender that as of the date hereof:

(a)           Organization. Holdings is a corporation validly existing and in good standing under the laws of the State of Nevada; the Borrower is a corporation validly existing and in good standing under the laws of the State of Texas; and each other Loan Party and each of its Subsidiaries is duly organized, validly existing and in good standing (as applicable) under the laws of the jurisdiction of its incorporation or organization. Each Loan Party has all power and authority and all material governmental approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and is qualified to do business, and is in good standing (as applicable), in every jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(b)           Due Authorization. The execution, delivery and performance of this Consent, and the performance of its obligations under the Credit Agreement as modified hereby, have been duly authorized by all necessary action on the part of each Loan Party that is a party hereto.

(c)           No Conflict. The execution, delivery and performance of this Consent by each Loan Party that is a party hereto and the consummation of the transactions contemplated hereby do not and will not (a) require any consent or approval of, or registration or filing with or any other action by, any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of material Applicable Law, (ii) the charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents of any Loan Party or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of Holdings, the Borrower or any other Loan Party (other than Liens in favor of the Agent created pursuant to the Collateral Documents).

(d)           Incorporation of Representations and Warranties from Loan Documents. After giving effect to this Consent, each representation and warranty by each Loan Party that is a party hereto contained in the Credit Agreement or in any other Loan Document to which such Loan Party is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (or as of a specific earlier date if such representation or warranty expressly relates to an earlier date).

(e)           No Default. After giving effect to this Consent, no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will result from the execution and delivery of this Consent and the consummation of the transactions contemplated herein.

(f)           Validity; Binding Nature. This Consent has been duly executed by each Loan Party that is a party hereto, and each of (i) this Consent and (ii) the Credit Agreement as modified hereby is the legal, valid and binding obligation of each Loan Party that is a party hereto, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

Article V.
MISCELLANEOUS

5.1           Loan Document. This Consent is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

5.2           Effect of Consent. Except as expressly set forth herein, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties to the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms or conditions contained therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any future consent with respect to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Credit Agreement in similar or different circumstances. Except as expressly stated herein, the Agent and the Lender reserve all rights, privileges and remedies under the Loan Documents. All references in the Credit Agreement and the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

5.3           Reaffirmation. Each of Holdings and the Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Each of Holdings and the Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document, to the Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

5.4           Counterparts. This Consent may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Consent by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

5.5           Construction; Captions. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Consent and that, accordingly, no court construing this Consent shall construe it more stringently against one party than against the other. The captions and headings of this Consent are for convenience of reference only and shall not affect the interpretation of this Consent.

5.6           Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (as permitted under the Credit Agreement).

5.7            Governing Law. This Consent, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

5.8           Severability. The illegality or unenforceability of any provision of this Consent or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Consent or any instrument or agreement required hereunder.

5.9           Release of Claims. In consideration of the Lender’s and Agent’s agreements contained in this Consent, each of Holdings and Borrower hereby releases and discharges the Lender and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all other claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Holdings or Borrower ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Consent to be duly executed and delivered as of the date first above written.

HOLDINGS:

CAREVIEW COMMUNICATIONS, INC.,
a Nevada corporation

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

BORROWER:

CAREVIEW COMMUNICATIONS, INC.,
a Texas corporation

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

LENDER:

PDL INVESTMENT HOLDINGS, LLC

By:	/s/ Steffen Pietzke
Name: Steffen Pietzke
Title: CEO

AGENT:

PDL INVESTMENT HOLDINGS, LLC

By:	/s/ Steffen Pietzke
Name: Steffen Pietzke
Title: CEO

[Signature Page to Consent to Credit Agreement]